UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 21, 2016
IAC/INTERACTIVECORP
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-20570 (Commission File Number)	59-2712887 (IRS Employer Identification No.)

555 West 18th Street, New York, NY (Address of principal executive offices)	10011 (Zip Code)
Registrant's telephone number, including area code: (212) 314-7300
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE.

On January 21, 2016, IAC/InterActiveCorp (the “Company” or the “Registrant”) announced that during the quarter ended December 31, 2015, it had realigned its reportable segments as follows:

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the Company created two new segments, Publishing and Applications, primarily from the businesses previously included in the Search & Applications segment. The businesses within the new Publishing segment include About.com, Dictionary.com, Investopedia and The Daily Beast (previously included in the Media segment), as well as Ask.com, ASKfm and CityGrid. The businesses within the new Applications segment include the Company's direct-to-consumer downloadable desktop and mobile applications operations (B2C), including SlimWare and Apalon, and its partnership operations (B2B).

•	the Match Group segment includes the businesses of Match Group, Inc., which completed its initial public offering on November 24, 2015.

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the Video segment, formerly the Media segment, includes Vimeo and DailyBurn (previously included in The Match Group segment), as well as Electus, IAC Films, CollegeHumor and Notional. The Daily Beast, previously included in the Media segment, was moved to the new Publishing segment.

•	HomeAdvisor is now reported as its own segment; it was previously included in the eCommerce segment, which has been eliminated.

•	the newly created Other segment includes ShoeBuy (previously included in the eCommerce segment) and PriceRunner (previously included in the Search & Applications segment).

Attached and incorporated herein by reference as Exhibits 99.1 and 99.2, respectively, are the related press release and certain supplemental financial information reflecting the realignment of the Company’s reportable segments described above. Exhibits 99.1 and 99.2 are being furnished by the Registrant pursuant to Regulation FD.

ITEM 8.01 OTHER EVENTS.

On January 21, 2016, the Company announced the change of its ticker symbol on the Nasdaq Global Select Market from "IACI" to "IAC." The related press release, which being furnished by the Registrant pursuant to Regulation FD, is attached and incorporated by reference as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

99.1	Press Release of IAC/InterActiveCorp, dated January 21, 2016.
99.2	Supplemental financial information.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/INTERACTIVECORP

By:	/s/ Gregg Winiarski
Name:	Gregg Winiarski
Title:	Executive Vice President, General Counsel and Secretary
Date: January 21, 2016

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